UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2016

Skyline Medical Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900
Eagan, Minnesota		55121
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       Effective October 27, 2016, the board of directors of Skyline Medical Inc. (the “Company”) appointed J. Melville (“Mel”) Engle and Timothy A. Krochuk to serve as directors of the company. These appointments increase the number of directors to five.

J. Melville Engle

Mr. Engle has worked in the healthcare industry for the past three decades. Since 2012 he has served as President and Chief Executive Officer of Engle Strategic Solutions, a consulting company focused on CEO development and coaching, senior management consulting, corporate problem-solving and strategic and operational planning. He is Chairman of the Board of Windgap Medical, Inc., a start-up medical device firm focused on unique drug delivery applications, and has held executive positions at prominent companies including Chairman and Chief Executive Officer at ThermoGenesis Corp., Regional Head/Director, North America at Merck Generics, President and Chief Executive Officer of Dey, L.P. and Senior Vice President, U.S. Sales at Allergan.

In addition to ThermoGenesis, he has served on the Board of Directors of several public companies, including Oxygen Biotherapeutics and Anika Therapeutics.

Mr. Engle holds a BS in Accounting from the University of Colorado Boulder and a MBA in Finance from the University of Southern California. He has served as a Trustee of the Queen of the Valley Medical Center Foundation, and a Board Member of the Napa Valley Community Foundation and the Napa College Foundation all in Napa, Calif., and as Vice Chair of the Thunderbird Global Council at the Thunderbird School of Global Management in Glendale, Ariz.

Timothy A. Krochuk

Mr. Krochuk is a co-founder and Managing Director of GRT Capital Partners, LLC, an investment adviser based in Boston, and is a Portfolio Manager and Managing Partner for the GRT BioEdge Ventures Fund, a fund focused on equity investments in privately held, emerging healthcare and biopharmaceutical companies. Prior to starting GRT Capital Partners in 2001, Mr. Krochuk became the youngest diversified portfolio manager in the history of Fidelity and was responsible for the development, programming and implementation of investment models used by mutual funds with more than $20 billion in assets under management.

He currently serves as Chief Executive Officer of CHP Clean Energy, a full-service provider of biogas powered combined heat and power systems for wastewater treatment facilities with anaerobic digesters, which he founded in 2009. He also serves on the Board of Directors of Windgap Medical and Flatirons Bank.

Mr. Krochuk holds an AB in Economics from Harvard College, a Chartered Financial Analyst designation, an Executive Masters Professional Director Certification from the American College of Corporate Directors and is an active member of the Board of the Massachusetts General Hospital President’s Council.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

skyline medical inc.

By:	/s/ Bob Myers
Name: Bob Myers
Title: Chief Financial Officer

Date:  October 31, 2016